UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): September 23, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2010, KeyOn Communications Holdings, Inc. (“KeyOn” or “the Company”) through a wholly-owned subsidiary entered into an agreement to acquire substantially all of the assets of the hosted voice-over Internet Protocol (“IP”) business from CommPartners, LLC, CommPartners Network Services, LLC, CommPartners Holding Corporation, CommPartners Carrier Services Corp., and CommPartners, LLC (collectively known as “CommPartners”) (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, KeyOn has agreed to purchase the assets and assume certain obligations required to provide the services commonly known as hosted Voice-over Internet Protocol and other IP applications (“Hosted VoIP”), to commercial and residential users through a network of third-party resellers, known as partners. The services include, but are not limited to offerings such as, Hosted IP PBX ServicesTM, IPSelectTM, IPCompleteTM, IP TrunkingTM and IPContact CenterTM and serve to either replace or complement traditional voice telecommunications services. Additionally, the Asset Purchase Agreement specifically excludes assets and obligations related to the business segment of CommPartners that enables carriers to provide local phone numbers to their customer base and deliver inbound/outbound calling to those numbers at “pay-as-you-go” rates, commonly known as the carrier services business (“Carrier Services”).

As consideration for the acquired assets, the Company has agreed to a total purchase price of $4,000,000, to be paid at closing. The Asset Purchase Agreement contains customary representations and warranties by the Company and CommPartners.

The foregoing summary of the asset purchase agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On June 13, 2010, CommPartners filed a voluntary petition for relief under Chapter 11 (“Chapter 11 Case”) of Title 11 of the U.S. Code (as amended, the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Nevada. CommPartners has been continuing to operate its businesses as a debtor-in-possession as authorized by and in accordance with the Bankruptcy Code. Pursuant to the Asset Purchase Agreement, KeyOn and CommPartners contemplate that the Asset Purchase Agreement, together with all appendices, schedules and exhibits shall serve as the “stalking horse” bid in the Chapter 11 Case. Consequently, the consummation of the transaction shall be subject to the terms and conditions of the Asset Purchase Agreement and Sections 363 and 365 of the Bankruptcy Code.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1      Form of Asset Purchase Agreement dated September 23, 2010 by and between KeyOn Communications, Inc. and CommPartners, LLC, CommPartners Network Services, LLC, CommPartners Holding Corporation, CommPartners Carrier Services Corp., and CommPartners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: September 24, 2010	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer